EXHIBIT 3.2

OFFICER’S CERTIFICATE
AMENDMENT TO THE AMENDED AND RESTATED BY-LAWS
OF
INDUSTRIAL MINERALS INC.

The undersigned, does hereby certify that:

1.  He is the duly elected and acting President and Chief Executive Officer of Industrial Minerals, Inc., a Delaware corporation (the “Corporation”); and

2.  Article II, Section 8 of the Amended and Restated By-laws of the Corporation shall be amended and restated to read in full as follows:

“Section 8         Quorum and Vote of Stockholders.

Quorum and Vote of Stockholders.   Except as otherwise provided by law or the Certificate of Incorporation or these By-laws, the holders of shares of capital stock entitled to cast one-third of all the votes which could be cast at such meeting by the holders of all of the outstanding shares of capital stock entitled to vote on any matter that is to be voted on at such meeting, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, provided that, where a separate vote by a class or series or classes or series is required, a quorum with respect to such matter shall consist of one-third of the shares of such class or series or classes or series, and in such case the absence of a quorum with respect to such matter shall not affect the existence of a quorum with respect to any other matter. If a quorum is not represented, a majority in interest of those represented may adjourn the meeting from time to time. At all meetings of stockholders for the election of directors, a plurality of the votes cast by holders of shares present in person or represented by proxy at the meeting entitled to vote on the election of directors at the meeting shall be sufficient to elect. In the case of a matter submitted for action by the stockholders at the direction of the Board of Directors as to which a stockholder approval requirement is applicable under a rule or policy of a national stock exchange or quotation system or any provision of the Internal Revenue Code or under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (hereinafter referred to as the “Exchange Act”), in each case for which no higher voting requirement is specified by law, the Certificate of Incorporation or these By-laws, the vote required for approval shall be the requisite vote specified in such rule or policy or Internal Revenue Code provision or Rule 16b-3, as the case may be (or the highest such requirement if more than one is applicable). Except as provided in the foregoing sentence, unless otherwise required by applicable law, the Certificate of Incorporation or these By-laws, for approval or ratification of any matter approved and recommended by the Board of Directors, including, without limitation, the appointment of an independent registered public accounting firm (if submitted for a vote at the direction of the Board of Directors), the vote required for approval or ratification shall be a majority of the votes cast on the matter, voted for or against.

3.  Article IV, Section 1 of the Amended and Restated By-Laws of the Corporation shall be amended and restated to read in full as follows:

Section 1.   Officers.   The officers of the Corporation shall consist of a Chairman of the Board of Directors, a President or Chief Executive Officer, as well as one or more: Executive Vice Presidents, one or more Vice Presidents, Chief Financial Officer or Treasurer, Secretary and Assistant Secretary and such other officers and agents as the Board of Directors may from time to time elect or appoint. The Board of Directors may delegate to the Chairman of the Board, if there is one, and/or the President or Chief Executive Officer, if there is one, the authority to appoint or remove additional officers and agents of the Corporation. Each officer shall hold office until his successor shall have been duly elected or appointed and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any two or more offices may be held by the same person.

4.  The foregoing amendments to the Amended and Restated By-laws of the Corporation were duly adopted by the shareholders of the Corporation at the Annual and Special Meeting of the Stockholders, effective June 29, 2011.

IN WITNESS WHEREOF, the undersigned has executed this Certificate to be effective as of this 5th day of July, 2011.

By: /s/ Gregory Bowes Name: Gregory Bowes Title: President and Chief Executive Officer